Exhibit 99.1

Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com
iRobot Reports Record Second-Quarter Revenue and Earnings
Company Increases 2010 Outlook
BEDFORD, Mass., July 28, 2010 — iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the second quarter ended July 3, 2010.
“Revenue, earnings per share and Adjusted EBITDA significantly exceeded expectations for the quarter,” said Colin Angle, chairman and chief executive officer of iRobot. “Adjusted EBITDA was more than $12 million, or 13 percent of revenue, and we generated $15 million of operating cash flow. Cash and investments increased $48 million year-over-year to more than $98 million at quarter end.
“As a result of outstanding performance by both divisions in the second quarter and good visibility for the rest of 2010, we are increasing our full-year financial expectations.”
Revenue for the second quarter of 2010 increased 59 percent to $98 million, compared with $61 million for the same quarter one year ago. Revenue for the first half of 2010 increased 63 percent to $193 million, compared with $118 million a year ago. Gross margin for the second quarter increased to 35 percent of revenue, compared with 27 percent of revenue in the second quarter of 2009. For the first half of 2010, gross margin was 35 percent, up from 28 percent for the first half of 2009. Net income in the second quarter of 2010 was $5 million, compared with a net loss of $3 million in the second quarter of 2009. Net income for the first half of 2010 was $11 million, compared with a loss of $4 million for the first half of 2009.
Business Highlights
•	International home robot revenue in Q2 2010 was up more than 80 percent year-over-year to $36 million and comprised 67 percent of total home robot revenue for the quarter. Domestic home robot revenue increased 20 percent to $17 million from $14 million in the second quarter of 2009.

•	Government & Industrial robot revenue increased 65 percent in the second quarter over the second quarter of 2009, driven by shipments of 138 PackBot robots and 100 Small Unmanned Ground Vehicles during the quarter.

•	Year-to-date operating cash flow was $25 million, compared with $12 million in the first half of 2009.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

Financial Expectations
Management provides the following expectations with respect to the year ending January 1, 2011 and the third quarter ending October 2, 2010.
Fiscal Year 2010:

Revenue	$385 — $390 million
Earnings Per Share	$0.51 — $0.54
Adjusted EBITDA	$36 — $38 million
Q3 2010:

Revenue	$91 — $94 million
Earnings Per Share	$0.05 — $0.06
Adjusted EBITDA	$5 — $6 million
Second-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the second fiscal quarter 2010, business outlook, and outlook for future financial performance. Pertinent details include:

Date:	Thursday, July 29, 2010
Time:	8:30 a.m. ET
Call-In Number:	617-847-8705
Passcode:	90382275
A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through August 5 and can be accessed by dialing 617-801-6888, passcode 69265770.
About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, anticipated revenue, Adjusted EBITDA and earnings per share for fiscal year 2010 and the third quarter of 2010, and demand for and market acceptance of its
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com products. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This release includes Adjusted EBITDA, a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 3,	June 27,	July 3,	June 27,
	2010	2009	2010	2009

Revenue
Product revenue	$85,945	$52,609	$172,056	$102,300
Contract revenue	11,859	8,731	20,678	15,976

Total	97,804	61,340	192,734	118,276

Cost of Revenue
Product revenue	55,825	37,098	111,425	70,537
Contract revenue	8,009	7,833	14,622	15,124

Total	63,834	44,931	126,047	85,661

Gross Margin	33,970	16,409	66,687	32,615
Operating Expense
Research & development	5,691	3,896	10,190	7,474
Selling & marketing	10,581	8,940	20,225	17,906
General & administrative	9,313	7,365	17,789	14,495

Total	25,585	20,201	48,204	39,875

Operating income (loss)	8,385	(3,792)	18,483	(7,260)
Other income (expense), net	40	91	69	(208)

Pre-tax income (loss)	8,425	(3,701)	18,552	(7,468)
Income tax expense (benefit)	3,111	(1,092)	7,070	(3,072)

Net income (loss)	$5,314	$(2,609)	$11,482	$(4,396)

Net income (loss) per common share:
Basic	$0.21	$(0.10)	$0.46	$(0.18)
Diluted	$0.20	$(0.10)	$0.44	$(0.18)

Shares used in Per Common Share Calculations:
Basic	25,294	24,967	25,217	24,946
Diluted	26,375	24,967	26,226	24,946

Stock-based compensation included in above figures:
Cost of product revenue	$355	$278	$687	$491
Cost of contract revenue	110	162	236	325
Research & development	245	101	277	98
Selling & marketing	289	338	645	655
General & administrative	1,202	1,016	2,246	1,928

Total	$2,201	$1,895	$4,091	$3,497

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Condensed Consolidated Balance Sheet
(unaudited, in thousands)

	July 3,	January 2,
	2010	2010

Assets

Cash and equivalents	$75,810	$71,856
Short term investments	22,957	4,959
Accounts receivable, net	27,133	35,171
Unbilled revenues	2,313	1,831
Inventory	30,684	32,406
Deferred tax assets	8,669	8,669
Other current assets	3,290	4,119

Total current assets	170,856	159,011
Property, plant and equipment, net	22,374	20,230
Deferred tax assets	5,623	6,089
Other assets	14,008	14,254

Total assets	$212,861	$199,584

Liabilities and stockholders’ equity

Accounts payable	$31,768	$30,559
Accrued expenses	13,363	14,384
Accrued compensation	11,153	13,525
Deferred revenue and customer advances	1,969	3,908

Total current liabilities	58,253	62,376

Long term liabilities	3,799	4,014

Stockholders’ equity	150,809	133,194

Total liabilities and stockholders’ equity	$212,861	$199,584

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Cash Flows
(unaudited, in thousands)

	For the three months ended		For the six months ended
	July 3,	June 27,	July 3,	June 27,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$5,314	$(2,609)	$11,482	$(4,396)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,917	1,950	3,755	3,864
Loss on disposal of property and equipment	2	87	47	102
Stock-based compensation	2,201	1,895	4,091	3,497
Benefit from deferred tax assets	—	(511)	—	(511)
Non-cash director deferred compensation	33	33	66	66
Changes in operating assets and liabilities — (use) source
Accounts receivable	(1,054)	(8,099)	8,038	4,639
Unbilled revenue	978	(326)	(482)	(1,445)
Inventory	(816)	2,104	1,722	5,922
Other assets	44	(1,001)	797	(2,163)
Accounts payable	2,277	1,981	1,209	1,564
Accrued expenses	(990)	225	(1,031)	(33)
Accrued compensation	4,850	1,656	(2,372)	634
Deferred revenue	(7)	256	(1,939)	342
Change in long term liabilities	(107)	(108)	(215)	(215)

Net cash provided by (used in) operating activities	14,642	(2,467)	25,168	11,867

Cash flows from investing activities:
Purchase of property and equipment	(3,629)	(1,672)	(5,668)	(2,448)
Purchases of investments	(7,831)	—	(25,411)	—
Sales of investments	7,500	—	7,500	—

Net cash used in investing activities	(3,960)	(1,672)	(23,579)	(2,448)

Cash flows from financing activities:
Proceeds from stock option exercises	1,823	132	1,927	459
Income tax withholding payment associated with restricted stock vesting	(120)	(9)	(279)	(9)
Tax benefit of excess stock based compensation deductions	568	268	717	268

Net cash provided by financing activities	2,271	391	2,365	718

Net increase (decrease) in cash and cash equivalents	12,953	(3,748)	3,954	10,137
Cash and cash equivalents, at beginning of period	62,857	54,737	71,856	40,852

Cash and cash equivalents, at end of period	$75,810	$50,989	$75,810	$50,989

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	July 3,	June 27,	July 3,	June 27,
	2010	2009	2010	2009

Revenue: *

Home Robots	$52,904	$34,099	$105,451	$66,922

Domestic	$17,160	$14,358	$33,247	$29,643
International	$35,744	$19,741	$72,204	$37,279

Retail	$47,525	$27,263	$93,792	$54,079
Direct	$5,379	$6,836	$11,659	$12,843

Government & Industrial	$44,900	$27,241	$87,283	$51,354

Domestic	$43,406	$25,404	$80,473	$46,695
International	$1,494	$1,837	$6,810	$4,659

Product	$33,041	$18,510	$66,605	$35,378
Contract	$11,859	$8,731	$20,678	$15,976

Product Life Cycle	$9,581	$4,542	$17,561	$8,931

Gross Margin Percent:
Home Robots	39.2%	29.6%	38.6%	30.3%
Government & Industrial	29.5%	23.1%	29.8%	24.1%
Total Company	34.7%	26.8%	34.6%	27.6%

Units shipped:
Home Robots *	294	192	581	375
Government & Industrial	250	151	516	301

Average gross selling prices for robot units:
Home Robots	$188	$189	$189	$185
Government & Industrial *	$94	$93	$95	$88

Government & Industrial Funded Product Backlog *	$12,164	$17,537	$12,164	$17,537

Days sales outstanding	27	52	27	52

Days in inventory	50	70	50	70

Headcount	613	508	613	508

*	in thousands
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the six months ended
	July 3,	June 27,	July 3,	June 27,
	2010	2009	2010	2009

Net income (loss)	$5,314	$(2,609)	$11,482	$(4,396)

Interest income, net	(197)	(15)	(367)	(36)
Income tax expense (benefit)	3,111	(1,092)	7,070	(3,072)
Depreciation	1,778	1,820	3,477	3,613
Amortization	139	128	278	251

EBITDA	10,145	(1,768)	21,940	(3,640)

Stock-based compensation expense	2,201	1,895	4,091	3,497
Merger and acquisition expense	61	—	71	—

Adjusted EBITDA	$12,407	$127	$26,102	$(143)

Use of Non-GAAP Financial Measures
In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com